Exhibit 99.1

PRESS RELEASE

Nov. 8, 2024

Adient reports fourth quarter and full-year 2024 financial results

Provides full year FY 2025 outlook

- Q4 GAAP net income and EPS diluted of $79M and $0.91, respectively; Q4 Adj.-EPS diluted of $0.68
- Q4 Adj.-EBITDA of $235M, flat y-o-y; Adj.-EBITDA margin of 6.6% up 30bps y-o-y
- Gross debt and net debt totaled ~$2.4B and ~$1.5B, respectively, at September 30, 2024; cash and cash equivalents of $945M at September 30, 2024
- For the full FY 2024, Adient generated $277M of FCF and returned $275M to shareholders via share repurchases; Adient also paid down ~$130M in debt
- Looking ahead to FY 2025, Adient expects approximately flat Adj.-EBITDA with business performance to offset lower volumes, driving flat to improved total margins

FOURTH QUARTER 2024 FINANCIAL RESULTS

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,562M**	**$130M**	**$79M**	**$0.91**
vs. Q4 2023	(4)%	(7)%	(41)%	(36)%
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$160M**	**$235M**	**$59M**	**$0.68**
vs. Q4 2023	7%	flat	23%	33%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

FULL-YEAR 2024 FINANCIAL RESULTS

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$14,688M**	**$343M**	**$18M**	**$0.20**
vs. FY 2023	(5)%	(34)%	(91)%	(91)%
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$564M**	**$880M**	**$166M**	**$1.84**
vs. FY 2023	(8)%	(6)%	(19)%	(14)%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

"Despite vehicle production levels that finished FY24 significantly below industry projections, Adient's operating model remained resilient -- driving improved business performance, strong cash generation and substantial return of capital to our shareholders."

— Jerome Dorlack, President and Chief Executive Officer

EXECUTING IN A CHALLENGING PRODUCTION ENVIRONMENT

Entering FY 2024, Adient anticipated driving improved performance by focusing on operational efficiencies. As the year progressed, production volumes that were anticipated to grow were challenged as a result of customers aligning inventories to softer than expected consumer demand and slow ramp of electric vehicles. In a declining production environment, Adient was able to achieve business performance significantly greater than originally anticipated. For the year, Adj.-EBITDA totaled $880M, which was driven by favorable y-o-y business performance. Additionally, free cash flow totaled $277M in the year, underpinning Adient's execution of its balanced capital allocation plan – returning $275M to shareholders by repurchasing ~9.4M shares (~10% shares outstanding at the beginning of FY 2024), leaving $260M available for future share repurchases under the current Board authorization. All repurchased shares were retired. In addition the company executed ~$130M of debt paydown.

MULTI-YEAR EMEA PLAN

European automotive production faces headwinds due to weakening customer demand, intensifying in-market competition from imports and lower exports. These volumes are not expected to return to historical levels. As a result, in April 2024, Adient announced restructuring actions to rightsize engineering and SG&A expense to respond to market conditions. Further plans are being evaluated to align with customer production plans. Margin drivers include near-term efficiency actions related to business performance, strategic review of portfolio and reduction of capital expenditures. Long-term margin drivers include continued business performance, expiration of underperforming contracts and more profitable business starting in FY 2026.

AUTOMATION PARTNERSHIPS DRIVE BUSINESS FORWARD

Adient leverages automation in our metals, foam, trim and complete seat operations, utilizing industry-leading tools and expanding artificial intelligence (AI) to unlock new efficiencies. Adient successfully implemented an AI welding inspection tool with **Mindtrace** aimed at reducing labor costs, improving accuracy and ensuring repeatable and reproducible results. Adient has made an investment in the firm and plans to expand these efforts globally. Most recently, Adient announced that it has entered into a joint development agreement with a machine integrator and automation company, **Paslin**. The agreement will harness both companies' expertise to develop innovative automation solutions for Adient's current traditional sewing operations as well as future related product offerings to enhance efficiency and improve product quality.

LOOKING FORWARD

Looking ahead to FY 2025, Adient expects to continue to improve business performance despite lower expected production volumes at our customers in North America and Europe. Significant drivers of improved performance include automation, modular production, end of production of underperforming programs and the net effect of previously announced restructuring actions. Additionally, China is expected to continue to grow as Adient wins new and replacement programs, underscoring management's ability to deliver outstanding solutions for customers at a rapid pace. The total company operational momentum achieved in FY 2024 is expected to carry forward into FY 2025.

> *"Adient's ability to execute operationally underpinned the company's ability to generate strong free cash flow, which was returned to shareholders through the company's disciplined capital allocation strategy."*
>
> *— Mark A. Oswald, Executive Vice President and Chief Financial Officer*

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia	
	FY 2024	FY 2023	FY 2024	FY 2023	FY 2024	FY 2023
FY	**$375M**	$336M	**$155M**	$232M	**$439M**	$464M
	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023
Q4	**$116M**	$100M	**$28M**	$48M	**$112M**	$113M

Americas: For the quarter, the y-o-y increase was driven by improved business performance, which was partially offset by lower customer production volumes, the impact of commodities headwinds and FX (primarily transactional peso).

EMEA: For the quarter, the y-o-y decrease was driven by lower customer production volumes and the timing of commodities recoveries. These headwinds were partially offset by improved business performance, primarily due to better net material margin.

Asia: For the quarter, the y-o-y result was flat, as improved business performance, equity income and FX were totally offset by lower volume and mix.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q4 2024	Q4 2023	FY 2024	FY 2023
OPERATING CASH FLOW	**$263M**	$294M	**$543M**	$667M
CAPITAL EXPENDITURES	**$(72)M**	$(75)M	**$(266)M**	$(252)M
FREE CASH FLOW	**$191M**	$219M	**$277M**	$415M

	9/30/24	9/30/23
CASH & CASH EQUIVALENTS	**$945M**	**$1,110M**
TOTAL DEBT	**$2,405M**	**$2,535M**
NET DEBT	**$1,460M**	**$1,425M**

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q4 KEY OPERATING METRICS

		Q4 2024	Q4 2023	
SALES	CONSOLIDATED	**$3,562M**	$3,729M	Q4 2024 revenues driven primarily by lower customer production volumes.
SALES	UNCONSOLIDATED	**$920M**	$1,030M	The y-o-y decline in Q4 unconsolidated revenues were due to planned program exits.
	EQUITY INCOME *as adjusted**	**$25M** *24M*	$27M *24M*	Q4 2024 equity income was flat on a y-o-y basis as business performance within our unconsolidated joint ventures was offset by FX.
	INTEREST EXPENSE *as adjusted**	**$50M** *50M*	$46M *46M*	Adjusted interest expense in line with internal expectations given the company's debt and cash position.
	INCOME TAX EXPENSE/(BENEFIT) *as adjusted**	**$(36)M** *27M*	$(84)M *31M*	Adjusted income tax expense in line with internal expectations given the geographic composition of Adient's earnings and significant valuation allowances in certain tax jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY 2025 OUTLOOK

Consolidated sales	~$14.1B - $14.4B
Adj.-EBITDA	~$850M-$900M
Equity income (included in Adj.-EBITDA)	~$80M
Interest expense	~$185M
Cash taxes	~$105M
Capital expenditures	~$285M
Free cash flow	~$200M

- Sales expected in the $14.1B - $14.4B range, driven by lower expected production volumes
- Adj.-EBITDA is expected to be in the $850M - $900M range
- Equity income is down slightly due to restructuring of an agreement between the partners in our Keiper joint venture
- Interest expense forecast at ~$185M based on the company's debt and cash position (cash interest expected at ~$195M)
- Cash taxes forecast at ~$105M
- Capital expenditures primarily driven by customer launch plans and intense focus on reusability where appropriate
- Free cash flow forecast at ~$200M, down y-o-y driven by higher restructuring, higher capex and cash taxes

Adient expects business performance to offset lower volumes, maintaining margins on a y-o-y basis.

Reconciliations of non-GAAP measures related to FY 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Creating a sustainable future together

Adient progresses on its sustainability journey

Diversity Equity Inclusion

ADIENT CONCLUDES SUCCESSFUL GLOBAL WATER INITIATIVE

Adient launched its Global Water Initiative in February 2024 with a goal of improving water usage efficiency at Adient facilities around the world. This initiative has contributed to Adient sites logging 235 water-related continuous improvement (CI) projects in FY 2024, which annually conserve more than 53,000 cubic meters of water.

“The Global Water Initiative demonstrates Adient’s unwavering commitment to sustainability. These projects not only conserve water but also set a benchmark for future environmental efforts," said Stephanie Marianos, executive vice president of Global IT & Business Services and Sustainability.

ADIENT JOINS INITIATIVE TO RECYCLE AUTOMOTIVE PLASTICS

Adient has entered the Danish Technological Institute’s RACE (Recycling of Automotive plastic in a Circular Economy) initiative, which will develop and improve methods to make automotive plastics more circular. The partnership brings together car manufacturers, repair shops, insurance companies, plastic manufacturers and recyclers to increase the recycling rate of automotive plastics by up to 75 %.

"Adient is committed to developing and implementing solutions that are both economically and environmentally viable,” said Frank Toenniges, director of Sustainable Product Design and Business Process Improvement. “By collaborating with other industry leaders, we aim to meet stringent EU requirements and drive the circular economy for automotive plastics forward.”

For more on what we do every day to make a difference, read our 2023 Sustainability Report.

Additional information about Adient’s corporate sustainability efforts is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

INVESTOR CONTACT

Michael Heifler
Vice President, Investor Relations and Strategy
+1 734 254 3372
michael.heifler@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 29 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates, vehicle affordability and volatile currency exchange rates) on the global economy, work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles), geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, the ability of Adient to execute its restructuring plans and achieve the desired benefit, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements and, terms of future financing, the impact of global tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, and the ability of Adient to achieve its ESG-related goals, cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 17, 2023, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forwardlooking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. (This document also contains the key performance indicator of business performance, which is defined as the difference in period-over-period Adjusted EBITDA excluding production volume/mix, equity income, foreign exchange and net commodity pricing. Management believes this key performance indicator encompasses the significant drivers of the performance of the business that are within management's ability to influence and may assist investors in evaluating Adient's on-going operations and provide important supplemental information regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider this key performance indicator as an alternative to our GAAP financial results.)

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Net sales	$3,562	$3,729	$14,688	$15,395
Cost of sales	3,317	3,479	13,760	14,362
Gross profit	245	250	928	1,033
Selling, general and administrative expenses	124	127	507	554
Restructuring and impairment costs	16	10	168	40
Equity income	25	27	90	84
Earnings before interest and income taxes	130	140	343	523
Net financing charges	50	46	189	195
Other pension expense	16	21	21	33
Income before income taxes	64	73	133	295
Income tax expense (benefit)	(36)	(84)	32	—
Net income	100	157	101	295
Income attributable to noncontrolling interests	21	22	83	90
Net income attributable to Adient	$79	$135	$18	$205

Diluted earnings per share	$0.91	$1.42	$0.20	$2.15

Shares outstanding at period end	84.9	93.7	84.9	93.7
Diluted weighted average shares	86.5	94.8	90.1	95.4

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	September 30,
(in millions)	2024	2023
Assets
Cash and cash equivalents	$945	$1,110
Accounts receivable - net	1,896	1,874
Inventories	758	841
Other current assets	487	491
Current assets	4,086	4,316

Property, plant and equipment - net	1,410	1,382
Goodwill	2,164	2,094
Other intangible assets - net	371	408
Investments in partially-owned affiliates	338	303
Assets held for sale	8	7
Other noncurrent assets	974	914
Total assets	$9,351	$9,424

Liabilities and Shareholders' Equity
Short-term debt	$9	$134
Accounts payable and accrued expenses	2,910	2,926
Other current liabilities	759	678
Current liabilities	3,678	3,738

Long-term debt	2,396	2,401
Other noncurrent liabilities	743	682
Redeemable noncontrolling interests	91	57
Shareholders' equity attributable to Adient	2,134	2,228
Noncontrolling interests	309	318
Total liabilities and shareholders' equity	$9,351	$9,424

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Operating Activities
Net income attributable to Adient	$79	$135	$18	$205
Income attributable to noncontrolling interests	21	22	83	90
Net income	100	157	101	295
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation	72	76	285	290
Amortization of intangibles	12	12	47	50
Pension and postretirement benefit expense (benefit)	18	22	27	38
Pension and postretirement contributions, net	1	(6)	(20)	(17)
Equity in earnings of partially-owned affiliates, net of dividends received	2	(7)	(17)	(34)
(Gain) on sale / impairment of nonconsolidated partially owned affiliate	(1)	—	(1)	6
Premium paid on repurchase of debt	—	—	—	7
Deferred income taxes	(8)	(122)	(1)	(124)
Non-cash impairment charge	9	—	9	—
Equity-based compensation	3	9	31	34
Other	3	(7)	7	(4)
Changes in assets and liabilities:
Receivables	(15)	186	12	16
Inventories	42	6	111	126
Other assets	2	58	(57)	(26)
Accounts payable and accrued liabilities	72	(107)	72	(19)
Accrued income taxes	(49)	17	(63)	29
Cash provided (used) by operating activities	263	294	543	667
Investing Activities
Capital expenditures	(72)	(75)	(266)	(252)
Sale of property, plant and equipment	1	10	15	26
Acquisition of businesses, net of cash acquired	—	—	—	(6)
Business divestitures	1	—	(2)	5
Other	—	—	—	(2)
Cash provided (used) by investing activities	(70)	(65)	(253)	(229)
Financing Activities
Increase (decrease) in short-term debt	(2)	1	(1)	(1)
Increase in long-term debt	—	—	—	1,002
Repayment of long-term debt	(134)	—	(137)	(1,104)
Debt financing costs	—	—	(5)	(23)
Share repurchases	(50)	—	(275)	(65)
Dividends paid to noncontrolling interests	(3)	(10)	(72)	(67)
Other	—	(1)	(12)	(13)
Cash provided (used) by financing activities	(189)	(10)	(502)	(271)
Effect of exchange rate changes on cash and cash equivalents	51	(17)	47	(4)
Increase (decrease) in cash and cash equivalents	$55	$202	$(165)	$163

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended September 30, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,719	$1,103	$765	$(25)	$3,562
Adjusted EBITDA	$116	$28	$112	$(21)	$235
Adjusted EBITDA margin	6.7%	2.5%	14.6%	N/A	6.6%

	Three months ended September 30, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,835	$1,174	$748	$(28)	$3,729
Adjusted EBITDA	$100	$48	$113	$(26)	$235
Adjusted EBITDA margin	5.4%	4.1%	15.1%	N/A	6.3%

(in millions)	Twelve months ended September 30, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,763	$5,029	$2,989	$(93)	$14,688
Adjusted EBITDA	$375	$155	$439	$(89)	$880
Adjusted EBITDA margin	5.5%	3.1%	14.7%	N/A	6.0%

	Twelve months ended September 30, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$7,220	$5,195	$3,085	$(105)	$15,395
Adjusted EBITDA	$336	$232	$464	$(94)	$938
Adjusted EBITDA margin	4.7%	4.5%	15.0%	N/A	6.1%

Appendix

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Adjusted EBITDA
Americas	$116	$100	$375	$336
EMEA	28	48	155	232
Asia	112	113	439	464
Subtotal	256	261	969	1,032
Corporate-related costs (1)	(21)	(26)	(89)	(94)
Restructuring and impairment costs (2)	(16)	(10)	(168)	(40)
Purchase accounting amortization (3)	(12)	(13)	(48)	(52)
Restructuring related activities (4)	(3)	8	—	2
Equity based compensation	(3)	(9)	(31)	(34)
Depreciation	(72)	(76)	(285)	(290)
Gain (loss) on disposal transactions (5)	1	—	(7)	(6)
Other items (6)	—	5	2	5
Earnings before interest and income taxes	130	140	343	523
Net financing charges	(50)	(46)	(189)	(195)
Other pension expense	(16)	(21)	(21)	(33)
Income before income taxes	$64	$73	$133	$295

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Income available to shareholders
Net income attributable to Adient	$79	$135	$18	$205

Weighted average shares outstanding
Basic weighted average shares outstanding	86.0	93.7	89.5	94.5
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	0.5	1.1	0.6	0.9
Diluted weighted average shares outstanding	86.5	94.8	90.1	95.4

Appendix

3. Non-GAAP Measures

Adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to Adient, adjusted effective tax rate, adjusted earnings per share, adjusted equity income, adjusted interest expense, free cash flow, net debt, and net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

(a)	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense (benefit) is defined as income tax expense adjusted for the tax effect of the adjustments to income before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax expense (benefit) as a percentage of adjusted income before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net income to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net income	$100	$157	$101	$295
Net financing charges	50	46	189	195
Other pension expense	16	21	21	33
Income tax expense (benefit)	(36)	(84)	32	—
Earnings before interest and income taxes (EBIT)	$130	$140	$343	$523
EBIT adjustments:
Restructuring and impairment charges (2)	16	10	168	40
Purchase accounting amortization (3)	12	13	48	52
Restructuring related activities (4)	3	(8)	—	(2)
(Gain) loss on disposal transactions (5)	(1)	—	7	6
Other items (6)	—	(5)	(2)	(5)
EBIT adjustments total	30	10	221	91
Adjusted EBIT	$160	$150	$564	$614
EBITDA adjustments:
Depreciation	72	76	285	290
Equity based compensation	3	9	31	34
Adjusted EBITDA	$235	$235	$880	$938

Net sales	$3,562	$3,729	$14,688	$15,395
Net income as % of net sales	2.8%	4.2%	0.7%	1.9%
EBIT as % of net sales	3.6%	3.8%	2.3%	3.4%
Adjusted EBIT as % of net sales	4.5%	4.0%	3.8%	4.0%
Adjusted EBITDA as % of net sales	6.6%	6.3%	6.0%	6.1%

Refer to the Footnote Addendum for footnote explanations.

Appendix

(c) Adjusted net income attributable to Adient

The following table reconciles net income attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net income attributable to Adient	$79	$135	$18	$205
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	30	10	221	91
Tax impact of EBIT adjustments and other tax items - see table (d)	(63)	(115)	(82)	(123)
Pension mark-to-market & settlement loss	14	19	14	27
Fees paid on Term Loan B modifications	—	—	1	—
Premium paid on repurchase of debt	—	—	—	7
Write off of deferred financing costs upon repurchase of debt	—	—	—	4
Impact of adjustments on noncontrolling interests (7)	(1)	(1)	(6)	(6)
Net income adjustments total	(20)	(87)	148	—
Adjusted net income attributable to Adient	$59	$48	$166	$205

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following tables reconcile income before income taxes to adjusted income before income taxes, income tax expense (benefit) to adjusted income tax expense (benefit) and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended September 30,
	2024			2023
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$64	$(36)	(56.3)%	$73	$(84)	nm
Adjustments
EBIT adjustments - see table (a) & (b)	30	3	10.0%	10	3	30.0%
Pension mark-to-market & settlement loss	14	—	—%	19	1	5.3%
Tax audit closures and statute expirations	—	48	nm	—	2	nm
Valuation allowances	—	16	nm	—	112	nm
FX remeasurements of tax balances	—	(9)	nm	—	(1)	nm
Other	—	5	nm	—	(2)	nm
Subtotal of adjustments	44	63	nm	29	115	nm
As adjusted	$108	$27	25.0%	$102	$31	30.4%

Appendix

	Twelve months ended September 30,
	2024			2023
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$133	$32	24.1%	$295	$—	—%
Adjustments
EBIT adjustments - see table (a) & (b)	221	10	4.5%	91	8	8.8%
Write off of deferred financing charges upon repurchase of debt	—	—	nm	7	—	—%
Fees paid on Term Loan B modifications	1	—	—%	4
Pension mark-to-market & settlement loss	14	—	—%	27	3	11.1%
Tax audit closures and statute expirations	—	70	nm	—	8	nm
Valuation allowances	—	16	nm	—	111	nm
FX remeasurements of tax balances	—	(17)	nm	—	3	nm
Other	—	3	nm	—	(10)	nm
Subtotal of adjustments	236	82	34.7%	129	123	95.3%
As adjusted	$369	$114	30.9%	$424	$123	29.0%

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Numerator:
Adjusted net income attributable to Adient - see table (c)	$59	$48	$166	$205

Denominator:
Basic weighted average shares outstanding	86.0	93.7	89.5	94.5
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.5	1.1	0.6	0.9
Diluted weighted average shares outstanding	86.5	94.8	90.1	95.4

Adjusted diluted earnings per share	$0.68	$0.51	$1.84	$2.15

Appendix

The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
Diluted earnings per share as reported	$0.91	$1.42	$0.20	$2.15
EBIT adjustments total	0.35	0.11	2.45	0.97
Tax impact of EBIT adjustments and other tax items	(0.73)	(1.21)	(0.91)	(1.30)
Pension mark-to-market & settlement loss	0.16	0.20	0.16	0.28
Fees paid on Term Loan B modifications	—	—	0.01	—
Premium paid on repurchase of debt	—	—	—	0.07
Write off of deferred financing costs upon repurchase of debt	—	—	—	0.04
Impact of adjustments on noncontrolling interests	(0.01)	(0.01)	(0.07)	(0.06)
Adjusted diluted earnings per share	$0.68	$0.51	$1.84	$2.15

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Equity income	$25	$27	$90	$84
Equity income adjustments:
Non-recurring net (gain) loss at affiliates	—	(4)	1	(4)
(Gain) loss on disposal transactions (5)	(1)	—	(1)	6
Restructuring related charges	—	—	—	2
Purchase accounting amortization	—	1	1	2
Equity income adjustments total	(1)	(3)	1	6
Adjusted equity income	$24	$24	$91	$90

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net financing charges	$50	$46	$189	$195
Interest expense adjustments:
Premium paid on repurchase of debt	—	—	—	(7)
Write off of deferred financing costs upon repurchase of debt	—	—	—	(4)
Fees paid on Term Loan B modifications	—	—	(1)	—
Interest expense adjustments total	—	—	(1)	(11)
Adjusted net financing charges	$50	$46	$188	$184

Appendix

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Operating cash flow	$263	$294	$543	$667
Capital expenditures	(72)	(75)	(266)	(252)
Free cash flow	$191	$219	$277	$415

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Adjusted EBITDA	$235	$235	$880	$938
Adjusted equity income	(24)	(24)	(91)	(90)
Dividend	25	20	71	56
Restructuring (cash)	(19)	(11)	(52)	(60)
Net customer tooling	46	(7)	33	(47)
Trade working capital (Net AR/AP + Inventory)	(5)	58	41	37
Accrued compensation	9	16	(32)	57
Interest paid	(42)	(38)	(195)	(145)
Tax refund/taxes paid	(20)	(20)	(96)	(94)
Non-income related taxes (VAT)	4	9	(18)	4
Commercial settlements	42	51	56	87
Capitalized engineering	(27)	(8)	(33)	(33)
Other	39	13	(21)	(43)
Operating cash flow	263	294	543	667
Capital expenditures	(72)	(75)	(266)	(252)
Free cash flow	$191	$219	$277	$415

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	September 30,	September 30,
(in millions)	2024	2023
Numerator:
Short-term debt	$1	$2
Current portion of long-term debt	8	132
Long-term debt	2,396	2,401
Total debt	2,405	2,535
Less: cash and cash equivalents	(945)	(1,110)
Net debt	$1,460	$1,425

Denominator:
Adjusted EBITDA - last four quarters
Q1 2023	na	212
Q2 2023	na	215
Q3 2023	na	276
Q4 2023	na	235
Q1 2024	216	na
Q2 2024	227	na
Q3 2024	202	na
Q4 2024 - see table (a) & (b)	235	na
Last four quarters	$880	$938

Net leverage ratio	1.66	1.52

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments, including $9 million impairment of the Adient Aerospace joint venture recorded in the fourth quarter of fiscal 2024.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities. Fiscal 2024 and 2023 also each include a non-recurring $10 million gain on the sale of two restructured facilities in Americas.

(5) Gain (loss) on disposal transactions include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
(Loss) on sale of 51% interest in Langfang	$—	$—	$(8)	$—
Gain (loss) on sale / impairment of nonconsolidated partially-owned affiliates	1	—	1	(6)
	$1	$—	$(7)	$(6)

Loss on sale / impairment of nonconsolidated partially-owned affiliates is part of equity income and can be found in table (f).

(6) Other items include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Non-recurring contract related settlement	$—	$—	$3	$—
Non-recurring net gain (loss) at affiliates	—	4	(1)	4
Transaction costs	—	—	(1)	(3)
Brazil indirect tax recoveries	—	1	1	4
	$—	$5	$2	$5

(7) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.